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                                                                    Exhibit 11.1

Computation of net loss per share and unaudited pro forma net loss per share



                                             Year Ended December 31,
                                     ---------------------------------------
                                       (in thousands, except per share data)
                                     ---------------------------------------
                                      1996            1997              1998
                                     ---------------------------------------

Basic and diluted net loss
 per share:

Net Loss                              $  (657)         $(3,152)       $ (5,115)
                                      =======          =======        ========

Basic and diluted weighted
 average common shares
 outstanding                           14,184           15,295          15,957
                                      =======          =======        ========

Basic and diluted net loss
 per share                            $ (0.05)         $ (0.21)       $  (0.32)
                                      =======          =======        ========



                                                Year Ended December 31, 1998
                                           (in thousands, except per share data)

Unaudited pro forma basic and diluted
 net loss per share:

Net Loss                                                 $ (5,115)
                                                         ========

Unaudited pro forma basic and diluted
 weighted average shares outstanding:

 Shares attributable to common stock                       15,743

 Shares attributable to the assumed
  conversion of Preferred Stock upon
  closing of an initial public offering                     5,385
                                                         --------

Unaudited pro forma basic and diluted
 weighted average shares outstanding:                      21,128
                                                         ========

Unaudited pro forma basic and diluted
 net loss per share                                      $  (0.24)
                                                         ========